UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2019

AMERICANN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1550 Wewatta St.

Denver, CO 80202
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 7, 2019 the Company and BASK, Inc. entered into a Joint Venture pertaining to Building 1 of the Company’s Massachusetts Medical Cannabis Center (“MMCC”). Building 1, a 30,000 square foot Adult-Use cannabis cultivation and processing facility, is the first phase of the MMCC and is under construction in Freetown, Massachusetts.

The 15-year Joint Venture for Building 1 will provide a Revenue Participation Fee to AmeriCann for 15% of all gross monthly sales of cannabis, cannabis-infused products and non-cannabis products produced at Building 1. The facility is projected to annually produce 7,500 pounds of dry flower cannabis and over 400,000 units of infused product.

AmeriCann projects a 1.5 year payback on its investment in Building 1 of approximately $7,500,000.

BASK is licensed by the Massachusetts Department of Public Health to cultivate, process and sell medical marijuana.

Building 1 is expected to be completed and ready for occupancy in the summer of 2019.

On February 21, 2019, the Company will issue a press release, filed as Exhibit 99 hereto, concerning the Joint Venture with BASK.

Item 9.01.	Financial Statements and Exhibits

Number	Description

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer